UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 28, 2017 (December 22, 2017)

FC Global Realty Incorporated

(Exact Name of Registrant Specified in Charter)

Nevada	0-11635	59-2058100
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

410 Park Avenue, 14th Floor, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   215-619-3600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

 ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Securities Purchase Agreement

On December 22, 2017, FC Global Realty Incorporated, formerly PhotoMedex, Inc. (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with Opportunity Fund I-SS, LLC, a Delaware limited liability company (the “Investor”), under which the Investor may invest up to $15,000,000 in the Company in a series of closings, in exchange for which the Investor will receive shares of the Company’s newly designated Series B Preferred Stock at a purchase price of $1.00 per share.

On December 22, 2017, the Company and the Investor completed the first closing under the Purchase Agreement, pursuant to which the Investor provided $1,500,000 to the Company in exchange for 1,500,000 shares of Series B Preferred Stock (the “Private Placement Shares”). The proceeds from the first closing will be used for working capital and general corporate purposes.

The Purchase Agreement contemplates that the Company and the Investor will, subject to the satisfaction of certain conditions set forth in the Purchase Agreement, complete an additional closing in the amount of $1,000,000 upon the Company’s acquisition of (i) certain interests in Dutchman’s Bay and Serenity Bay, two planned full service resort hotel developments located in Antigua and Barbuda (referred to herein as “Antigua”), which are mandatory contributions under that certain interest contribution agreement, dated March 31, 2017 (the “Contribution Agreement”), among the Company, its subsidiary FC Global Realty Operating Partnership, LLC (the “Acquiror”), First Capital Real Estate Operating Partnership, L.P. (the “Contributor”) and First Capital Real Estate Trust Incorporated (the “Contributor Parent”), as amended August 3, 2017, October 11, 2017 and December 22, 2017 (as described below), or (ii) another Income Generating Property (as defined in the Purchase Agreement) that is approved by the Board of Directors of the Company. This closing is to occur on or before December 31, 2017, or at such other time as the Company and the Investor mutually agree upon.

The Purchase Agreement also contemplates that the Company and the Investor will, subject to the satisfaction of certain conditions set forth in the Purchase Agreement, complete an additional closing in the amount of $500,000 upon the Company’s acquisition of (i) a golf and surf club development project on the Baja Peninsula in Mexico (referred to herein as “Punta Brava”), which is an optional contribution under the Contribution Agreement, or (ii) another Income Generating Property that is approved by the Board of Directors of the Company. This closing is to occur on or before December 31, 2017, or at such other time as the Company and the Investor mutually agree upon.

Under the Purchase Agreement, the Investor may, but is not obligated to, make additional investments in one or more subsequent closings until an aggregate amount of $15,000,000 has been invested or the Purchase Agreement has been terminated in accordance with its terms. Proceeds from such subsequent closings shall be used to invest in Income Generating Properties that have been approved by the Company’s Board of Directors or as otherwise agreed to between the Company and the Investor in writing prior to such subsequent closings.

The terms of the Series B Preferred Stock are governed by a certificate of designation (the “Certificate of Designation”) filed by the Company with the Nevada Secretary of State on December 22, 2017. Pursuant to the Certificate of Designation, the Company designated 15,000,000 shares of its preferred stock as Series B Preferred Stock. Following is a summary of the material terms of the Series B Preferred Stock:

•	Dividends. Holders of shares of Series B Preferred Stock shall receive cumulative dividends, pro rata among such holders, prior to and in preference to any dividend on the Company’s outstanding Common Stock at the per annum rate of 8% of the Series B Original Issue Price. Dividends on each share of Series B Preferred Stock will accrue daily and be cumulative from December 22, 2017 (the “Series B Original Issue Date”) and shall be payable upon the occurrence of any voluntary or involuntary liquidation, dissolution or winding up of the Company (a “Liquidation Event”), a conversion or a redemption. The “Series B Original Issue Price” shall mean $1.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock. Holders shall also be entitled to receive dividends on shares of Series B Preferred Stock equal (on an as-if-converted-to-Common-Stock basis regardless of whether the Series B Preferred Stock is then convertible or otherwise subject to conversion limitations) to and in the same form as dividends actually paid on shares of the Company’s Common Stock when, as and if such dividends are paid on shares of the Common Stock.

•	Liquidation. In the event of (i) a Liquidation Event or (ii) a merger or consolidation (other than one in which stockholders of the Company own a majority by voting power of the outstanding shares of the surviving or acquiring corporation) or a sale, lease, transfer, exclusive license or other disposition of all or substantially all of the assets of the Company (any such event, a “Deemed Liquidation Event”), the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders before any payment shall be made to the holders of the Company’s Common Stock, Series A Convertible Preferred Stock or any other class of securities authorized that is specifically designated as junior to the Series B Preferred Stock (the “Junior Securities”) by reason of their ownership thereof, but pari passu with the holders of shares of any class of securities authorized that is specifically designated as pari passu with the Series B Preferred Stock (the “Parity Securities”) on a pro rata basis, an amount per share equal to the Series B Original Issue Price, plus any accrued dividends thereon. If upon any such Liquidation Event or Deemed Liquidation Event, the assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of shares of

Series B Preferred Stock the full amount to which they shall be entitled and the holders of Parity Securities the full amount to which they shall be entitled, the holders of shares of Series B Preferred Stock and the holders of shares of Parity Securities shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. Upon a Liquidation Event or a Deemed Liquidation Event, in the event that following the payment of such liquidation preference the Company shall have additional cash and other assets of available for distribution to its stockholders, then the holders of shares of Series B Preferred Stock shall participate pari passu with the holders of shares of Parity Securities and Junior Securities based on the then current conversion rate (disregarding for such purposes any conversion limitations) with respect to all remaining distributions, dividends or other payments of cash, shares or other assets and property of the Company, if any.

•	Voting Rights. On any matter presented to the stockholders of the Company for their action or consideration, each holder of Series B Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series B Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter (subject to the conversion limitations described below). Except as provided by law or by the other provisions of the Certificate of Designation, the holders shall vote together with the holders of shares of Common Stock as a single class. However, as long as any shares of Series B Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the outstanding shares of Series B Preferred Stock (the “Requisite Holders”), (i) issue any class of equity securities that is senior in rights to the Series B Preferred Stock, (ii) issue any Parity Securities, (iii) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock or alter or amend the Certificate of Designation, (iv) amend its articles of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series B Preferred Stock, (v) except pursuant to the redemption provisions of Parity Securities, redeem any shares of the Company’s preferred stock or Common Stock (other than pursuant to employee or consultant agreements giving the Company the right to repurchase shares at the original cost thereof upon the termination of services and provided that such repurchase is approved by the Company’s Board of Directors), or (vi) enter into any agreement with respect to any of the foregoing.

•	Conversion. Each share of Series B Preferred Stock plus accrued, but unpaid, dividends thereon (the “Aggregate Preference Amount”) shall be convertible, at any time and from time to time at the option of the holder thereof, into that number of shares of Common Stock determined by a formula (computed on the date of conversion), (i) the numerator of which is equal to the Aggregate Preference Amount and (ii) the denominator of which is equal to the quotient of the Conversion Price (as defined below) divided by $1.33. The conversion price for the Series B Preferred Stock shall initially be equal to $1.0658; provided that, on the 45th day following the Series B Original Issue Date, the Company shall calculate the VWAP (as defined in the Certificate of Designation) per share of Common Stock for the 10 consecutive trading days beginning 30 days after the Series B Original Issue Date, and if such VWAP is less than $1.0658, then the conversion price shall be equal to the VWAP for such period (the “Conversion Price”). In addition, upon the earlier to occur of: (i) a Deemed Liquidation Event or (ii) if there has not been a breach or default by the Company under the Purchase Agreement that has occurred and is continuing, May 31, 2018, each share of Series B Preferred Stock plus accrued, but unpaid, dividends thereon shall be automatically converted into that number of shares of Common Stock determined by dividing $1.33 by the Conversion Price. Notwithstanding the forgoing, if the Company has not obtained approval from its stockholders with respect to the issuance of shares upon conversion in excess of 19.99% of the issued and outstanding Common Stock on the applicable conversion date (“Stockholder Approval”), then the Company may not issue, upon conversion of the Series B Preferred Stock, a number of shares of Common Stock which, when aggregated with any shares of Common Stock issued on or after the Series B Original Issue Date and prior to such conversion date, would exceed 19.99% of the issued and outstanding shares of Common Stock (subject to adjustment for forward and reverse stock splits, recapitalizations and the like) (such number of shares, the “Issuable Maximum”). Each holder shall be entitled to a portion of the Issuable Maximum equal to the quotient obtained by dividing (i) the Series B Original Issue Price of such holder’s Series B Preferred Stock by (ii) the aggregate Series B Original Issue Price of all Series B Preferred Stock issued to all holders.

•	Redemption. If (i) there is a breach by the Company of any of its representations and warranties contained in Sections 3.1(a) (Subsidiaries), 3.1(b) (Organization and Qualification), 3.1(c) (Authorization; Enforcement), 3.1(d) (No Conflicts), 3.1(f) (Issuance of the Shares), 3.1(g) (Capitalization), or 3.1(n) (Taxes) of the Purchase Agreement that has not been cured within 30 days after the date of such breach or (ii) Stockholder Approval has not been obtained by March 31, 2018 (each event being referred to herein as a “Redemption Event”), then each holder of Series B Preferred Stock may, at its option, require the Company to redeem any or all of the shares of Series B Preferred Stock held by such holder at a price per share equal to $1.33, plus accrued, but unpaid, dividends through and including the date of such redemption. The Company must provide a notice (an “Event Notice”) to each holder of the occurrence of a Redemption Event of the kind described in (i) above (a “Breach Event”) as soon as practicable after becoming aware of such Breach Event, but in any event, not later than fifteen (15) days after such Breach Event and such notice shall provide a reasonable description of such Breach Event. A holder must send written notice of redemption (the “Redemption Notice”) to the Company within ninety (90) days after (i) the Company provides such holder an Event Notice with respect to a Breach Event or (ii) the occurrence of a Redemption Event of the kind described in (ii) above. For the avoidance of doubt, if the Company does not timely provide an Event Notice, the holder shall nevertheless have the right to deliver a Redemption Notice in connection with any Redemption Event. If a holder fails to send a Redemption Notice on prior to the 90th day after the occurrence of any Redemption Event, then such holder will lose such holder’s right to redemption with respect to the particular Redemption Event, but not any other Redemption Event.

The Purchase Agreement is subject to the usual pre- and post-closing representations, warranties and covenants. In addition, the Company agreed to nominate two (2) directors to the Company’s Board of Directors upon request of the Investor (see also item 5.02 below). The Company also agreed that, so long as the shares of Series B Preferred Stock purchased by the Investor are outstanding, the Company’s debt (as defined by U.S. generally accepted accounting principles) shall not exceed 45% of its fixed assets without the prior written consent of the Requisite Holders. The Company also agreed to amend the certificate of designation for the Company’s Series A Convertible Preferred Stock to change the conversion price from $2.5183 to $1.12024021352 such that each share of Series A Convertible Preferred Stock will be initially convertible into 56.20 shares of Common Stock instead of 25 shares of Common Stock. In addition, the Company agreed that at any time prior to the termination of the Voting Agreement (as defined below), the Company shall cause any person who acquires any securities from the Company or any of its affiliates that, together with all securities held by such acquirer and its affiliates, will own, directly or indirectly, five percent (5%) or more of the Company’s outstanding Common Stock (after giving effect to the right of any such person to convert or exchange securities), to become a party to the Voting Agreement by causing such person, as a condition to the delivery of such securities, to sign a counterpart signature page thereto that joins such person to the Voting Agreement.

As promptly as possible following the first closing, the Company is also required file a proxy statement and hold a special meeting of its stockholders to authorize and approve the issuance of shares of Common Stock upon conversion of the Series B Preferred Stock and the amendment to the certificate of designation for the Company’s Series A Convertible Preferred Stock describe above. In connection with the Purchase Agreement, the Contributor and certain other significant stockholders of the Company, including Yoav Ben-Dror, Dolev Rafaeli and Dennis M. McGrath, entered into a shareholder voting support and confidentiality agreement (the “Voting Agreement”) with the Investor, pursuant to which they agreed to vote in favor of the transactions contemplated by the Purchase Agreement and also agreed to certain transfer restrictions on the securities of the Company owned by them.

The first closing was subject to usual closing conditions, such as receipt of all consents and approvals, the execution of officer certificates, and the execution of the Voting Agreement, the Amendment (as defined below), the Stock Grant Agreement (as defined below), and other agreements described below.

As a condition to the first closing, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investor, pursuant to which the Company agreed to register all shares of Common Stock that may be issued upon conversion of the Series B Preferred Stock (the “Registrable Securities”) under the Securities Act of 1933, as amended (the “Securities Act”). The Company agreed to file a registration statement covering the resale of such Registrable Securities within 30 days of the first closing and cause such registration statement to be declared effective under the Securities Act as soon as possible but, in any event, no later than 120 days following the filing date if such registration statement is filed on Form S-3 or 150 days if such registration statement is filed on Form S-1. If such registration statement is not filed or declared effective by the Securities and Exchange Commission on or prior to such dates, or if after such registration statement is declared effective, without regard for the reason thereunder or efforts therefor, such registration statement ceases for any reason to be effective for more than an aggregate of 30 trading days during any 12-month period, which need not be consecutive, then in addition to any other rights the holders of Series B Preferred Stock may have under the Registration Rights Agreement or under applicable law, the Company shall pay to each holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 1.0% of the product obtained by multiplying (x) the Series B Original Issue Price by (y) the number of shares of Registrable Securities held by the holder (such product being the “Investment Amount”); provided that, in no event will the Company be liable for liquidated damages in excess of 1.0% of the Investment Amount in any single month and that the maximum aggregate liquidated damages payable to the holders under the Registration Rights Agreement shall be ten percent (10%) of the Investment Amount.

In addition, the Company was required to enter into a letter agreement (the “Letter Agreement”) with Suneet Singal and certain entities related to or affiliated with him, including the Contributor and the Contributor Parent, pursuant to which Mr. Singal and such entities agreed that they would not without the prior written consent of the Investor, transfer, assign, sell, lend, pledge, encumber, hypothecate, exchange or otherwise dispose (whether by sale, liquidation, dissolution, dividend or distribution), or offer or solicit to do any of the foregoing, of any or all of the equity securities and/or any debt or similar securities that are convertible into equity securities of the Company held them, including any additional equity securities and/or any debt or similar securities which they may subsequently acquire or any right or interest therein, or consent to any of the foregoing, until 180 days following the dissolution of the Investor, but no later than December 31, 2018. Notwithstanding the foregoing, such restrictions do not apply to: (i) any transfer to an affiliate if such transfer is not for value; (ii) a transfer by the Contributor to the Contributor Parent and by the Contributor Parent to its shareholders (it being understood that the transfer restrictions provided for in the Letter Agreement shall no longer apply to the securities once held by the shareholders of the Contributor Parent); (iii) for a period of six (6) months commencing on the date of Investor’s dissolution, transfers during any 90-day period that do not exceed 1% of the outstanding shares of Common Stock during such period; and (iv) any pledge of an interest in the securities that is in favor of the Investor or any affiliate of the Investor or any transfer to the Investor, its affiliate or the Investor or its affiliate’s designee resulting from the foreclosure by the Investor or its affiliate on the securities covered by such pledge.

Additional closings are subject to usual closing conditions, such as receipt of all consents and approvals, and the execution of officer certificates.

Under the Purchase Agreement, the Company agreed to indemnify and hold the Investor and its successors and permitted assignees (the “Investor Indemnified Parties”) harmless from, any and all Damages incurred or suffered by such Investor Indemnified Party arising out of any inaccuracy or other breach of any representation or warranty of the Company in any of the Transaction Documents (as defined in the Purchase Agreement) or any breach of covenant or agreement made by the Company in any of the Transaction Documents. “Damages” means the amount of (i) the sum of the aggregate amount of all damages, losses, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) in connection with any action, suit or proceeding whether involving a third party claim or a claim solely between the parties, but excluding any incidental, indirect or consequential damages, losses, liabilities or expenses; (ii) multiplied by the Indemnity Gross Up Factor. The “Indemnity Gross Up Factor” is equal to X divided by Y, where X is equal to 1 and Y is equal to 1 minus a fraction, the numerator of which is equal to the number of shares of Common Stock held by the Investor, determined and on a fully diluted basis assuming the full conversion of shares of Series B Preferred Stock that the Investor is then entitled to convert; and the denominator of which is the number of shares of Common Stock determined on a fully diluted basis. Notwithstanding the foregoing, no Investor Indemnified Party shall be entitled to indemnification unless and until the aggregate Damages incurred in respect of all claims collectively exceeds $50,000 whereupon Investor Indemnified Parties shall only be entitled to indemnification for all such Damages in excess of such $50,000 threshold.

The Purchase Agreement may be terminated by the written agreement of the Investor and the Company, or by the Company or the Investor if the final closing does not take place prior to December 31, 2018.

The foregoing summary of the terms and conditions of the Purchase Agreement, the Registration Rights Agreement, the Letter Agreement and the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the full text of those documents filed as exhibits to this report, which are incorporated herein by reference.

Amendment to Contribution Agreement

On March 31, 2017, the Company, the Acquiror, the Contributor and the Contributor Parent entered into the Contribution Agreement. On August 3, 2017, the parties entered into Amendment No. 1 to the Contribution Agreement and on October 11, 2017, the parties entered into Amendment No. 2 to the Contribution Agreement.

Pursuant to the Contribution Agreement, the parties agreed to ascribe a value of $14,109,000 to Antigua and the Company agreed to issue to the Contributor a number of shares of Common Stock having a value of $14,109,000 upon contribution of Antigua in accordance with the provisions of the Contribution Agreement. Under the Contribution Agreement, the number of shares issuable for Antigua is determined by dividing the Mandatory Transaction Share Value (in the case of Antigua, $14,109,000) by $2.5183.

Pursuant to the Contribution Agreement, the parties agreed to ascribe a value of $57,200,000 to Punta Brava, which amount is 130% of the $44,000,000 value basis for Punta Brava, and the Company agreed to issue to the Contributor a number of shares of Common Stock having a value of $57,200,000 upon contribution of Punta Brava in accordance with the provisions of the Contribution Agreement. Under the Contribution Agreement, the number of shares issuable for Punta Brava is determined by dividing the Optional Transaction Share Value (in the case of Punta Brava, $57,200,000) by $2.5183. In addition, subject to the satisfaction of milestones specified in the Contribution Agreement, the Company must issue to the Contributor in accordance with the provisions of the Contribution Agreement the warrant for 16,666,667 shares of Common Stock.

On December 22, 2017, in connection with the transactions contemplated by the Purchase Agreement, the Company, the Acquiror, the Contributor and the Contributor Parent entered into Amendment No. 3 to the Contribution Agreement (the “Amendment”), pursuant to which the parties agreed that if any of the proceeds under the Purchase Agreement are used to fund the acquisition of either Antigua or Punta Brava (the amount of proceeds so used being the “Utilized Proceeds”), then the Contributor will cancel a number of shares received in consideration for the such contribution that is equal to the quotient of the Utilized Proceeds divided by the Series B Original Issue Price. The Contributor is not required to cancel any shares underlying the warrant, even if the Utilized Proceeds are utilized to fund the acquisition of Punta Brava.

The foregoing summary of the terms and conditions of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment filed as an exhibit to this report, which is incorporated herein by reference.

Stock Grant Agreement

Pursuant to the Contribution Agreement, the parties had agreed that all outstanding compensation liabilities owed by the Company to Dolev Rafaeli, the Company’s former Chief Executive Officer, Dennis M. McGrath, the Company’s former President and Chief Financial Officer, and Yoav Ben-Dror, the former director of the Company’s foreign subsidiaries (collectively, the “Note Holders”), would be converted into secured convertible promissory notes (the “Payout Notes”). On October 12, 2017, following approval by the Company’s stockholders, the Company issued the Payout Notes to Dolev Rafaeli, Dennis M. McGrath and Yoav Ben-Dror in the principal amounts of $3,133,934, $977,666 and $1,515,000, respectively. The Payout Notes were due on October 12, 2018, carried a ten percent (10%) interest rate, payable monthly in arrears commencing on December 1, 2017, and were convertible into shares of the Company’s Common Stock at maturity. The Payout Notes were secured by a security interest in all of the properties, assets and personal property of the Company.

On December 22, 2017, the Company and the Note Holders entered into a stock grant agreement (the “Stock Grant Agreement”) to (i) cause the early conversion of the Payout Notes into an aggregate of 5,628,291 shares of the Company’s Common Stock (the “Payout Shares”), (ii) effectuate the release of all security interests associated with the Payout Notes, (iii) provide for the issuance of an aggregate of 1,857,336 additional shares of Common Stock to the Note Holders as consideration for the various agreements of the Note Holders contained in the Stock Grant Agreement (the “Additional Shares”), (iv) provide for certain cash payments to the Note Holders in amounts equal to the interest payments that would have been made to the Note Holders absent the conversion of the Payout Notes, (v) obtain the agreement of the Note Holders to provide certain support services to the Company, and (vi) obtain the conditional resignation of certain of the Note Holders from the Board of Directors of the Company. Accordingly, the Payout Notes were paid in full.

As promptly as possible following entry into the Stock Grant Agreement, the Company is required file a proxy statement and hold a special meeting of its stockholders to authorize and approve the issuance of the Additional Shares. In connection with the Stock Grant Agreement, the Investor, the Contributor and certain other significant stockholders of the Company, including the Note Holders, entered into a shareholder voting support and confidentiality agreement, pursuant to which they agreed to vote in favor of the transactions contemplated by the Stock Grant Agreement and also agreed to certain transfer restrictions on the securities of the Company owned by them. The Company is required to issue the Additional Shares promptly, but in any event within ten (10) days after the Company obtains stockholder approval of such issuance.

Pursuant to the Stock Grant Agreement, the Company agreed to make twelve (12) monthly payments on the first of each month commencing on January 1, 2018 in the amounts of $21,328.16, $6,653.56 and $10,310.42 to Messrs. Rafaeli, McGrath, and Ben-Dror, respectively (collectively, the “Cash Payments”). The Cash Payments are consideration for certain consulting services provided by the Note Holders specified in the Stock Grant Agreement.

Pursuant to the Stock Grant Agreement, Dolev Rafaeli and Dennis M. McGrath resigned from the Board of Directors of the Company effective upon the last to occur of (i) receipt of all of the Payout Shares and all of the Additional Shares, (ii) receipt of all of the Cash Payments (either in accordance with the schedule provided in the Stock Grant Agreement or, at the Company’s option, in one lump sum on an accelerated basis), and (ii) the date that the Payout Shares and the Additional Shares have been registered for re-sale in accordance with the Payout Registration Rights Agreement (as defined below).

On December 22, 2017, in connection with the Stock Grant Agreement, the Company entered into a registration rights agreement (the “Payout Registration Rights Agreement”) with the Note Holders, pursuant to which the Company agreed to register the Additional Shares under the Securities Act. The Company previously filed a registration statement covering the Payout Shares (the “Prior Registration Statement”). The Company agreed to file a registration statement covering the resale of the Additional Shares within 30 days of the Stock Grant Agreement and cause such registration statement to be declared effective under the Securities Act as soon as possible but, in any event, no later than 120 days following the filing date if such registration statement is filed on Form S-3 or 150 days if such registration statement is filed on Form S-1. If such registration statement is not filed or declared effective by the Securities and Exchange Commission on or prior to such dates, or if after such registration statement is declared effective, without regard for the reason thereunder or efforts therefor, such registration statement ceases for any reason to be effective for more than an aggregate of 30 trading days during any 12-month period, which need not be consecutive, then in addition to any other rights the Note Holders may have under the Payout Registration Rights Agreement or under applicable law, the Company shall pay to each Note Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 1.0% of the product obtained by multiplying (x) $1.00 by (y) the number of shares of Common Stock held by the Note Holder included in the registration statement (such product being the “Payout Investment Amount”); provided that, in no event will the Company be liable for liquidated damages in excess of 1.0% of the Payout Investment Amount in any single month and that the maximum aggregate liquidated damages payable to the Note Holders under the Payout Registration Rights Agreement shall be ten percent (10%) of the Payout Investment Amount. The Payout Registration Rights Agreement incorporated the registration rights provisions of the Payout Notes, provided that the Note Holders waived the breach by the Company for failure to timely file the Prior Registration Statement in accordance with the terms of the Payout Notes.

In connection with the Stock Grant Agreement, the security agreement, dated October 12, 2017, between the Company and the Note Holders (the “Security Agreement”) was automatically terminated.

The foregoing summary of the terms and conditions of the Stock Grant Agreement and the Payout Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of those documents filed as exhibits to this report, which are incorporated herein by reference.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

The information set forth under Item 1.01 regarding the termination of the Security Agreement is incorporated by reference into this item 1.02.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION OF AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth under Item 1.01 regarding the payment of the Cash Payments is incorporated by reference into this Item 2.03.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

The information set forth under Item 1.01 regarding the issuance of the Private Placement Shares, the Payout Shares and the Additional Shares is incorporated by reference into this Item 3.02. The issuance of these securities is being made in reliance upon an exemption from the registration requirements of Section 5 of the Securities Act.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Conditional Resignations of Directors

In connection with the first closing under the Purchase Agreement, on December 22, 2017, Messrs. Suneet Singal and Darrel C. Menthe delivered resignation letters to the Board of Directors of the Company pursuant to which they resigned from the Board of Directors effective automatically on the third (3rd) day following written request to do so from the Investor. Their resignations were not in connection with any known disagreement with the Company on any matter.

In addition, pursuant to the Stock Grant Agreement, Messrs. Dolev Rafaeli and Dennis M. McGrath resigned from the Board of Directors of the Company effective upon the last to occur of (i) receipt of all of the Payout Shares and all of the Additional Shares, (ii) receipt of all of the Cash Payments (either in accordance with the schedule provided in the Stock Grant Agreement or, at the Company’s option, in one lump sum on an accelerated basis), and (ii) the date that the Payout Shares and the Additional Shares have been registered for re-sale in accordance with the Payout Registration Rights Agreement.

Resignation of Officers

On December 22, 2017, Mr. Suneet Singal resigned from his position as Chief Executive Officer of the Company, effective as of January 2, 2018. In connection with such resignation, on December 22, 2017, the Company and Mr. Singal entered into a separation agreement (the “Singal Separation Agreement”), pursuant to which Mr. Singal agreed to resign and the Company agreed to issue to Mr. Singal 1,000,000 shares of the Company’s Common Stock, 333,333 shares of which will vest immediately, 333,333 shares of which will vest upon the first anniversary of the Singal Separation Agreement, and 333,334 shares of which will vest upon the second anniversary of the Singal Separation Agreement. The parties agreed that the issuance of such shares is in lieu of any other payment that Mr. Singal may already be entitled to receive under Company policies and his employment agreement.

On December 22, 2017, Mr. Stephen Johnson resigned from his position as Chief Financial Officer of the Company, effective as of January 2, 2018. In connection with such resignation, on December 22, 2017, the Company and Mr. Johnson entered into a separation agreement (the “Johnson Separation Agreement”), pursuant to which Mr. Johnson agreed to resign and the Company agreed to pay to Mr. Johnson $405,432.70 in twelve (12) installments as follows: eleven installments of $33,786.06 and a twelfth installment of $33,786.04. The first payment shall be made with the payroll which is paid on January 10, 2018 and the subsequent payments shall be made on the first payroll date of each succeeding month. The Company also agreed to pay for the health (medical, dental and/or vision) insurance policies for Mr. Johnson and his family, as enrolled in as of the date of the Johnson Separation Agreement, or a comparable policy, for a period of twelve (12) months. The agreed upon amount for medical coverage is $3,025 per month and shall be added to the monthly severance amount. The foregoing amount is in lieu of any other payment that Mr. Johnson may already be entitled to receive under Company policies and his employment agreement.

Both Mr. Singal and Mr. Johnson also will resign from their positions on the board and/or as officers of the Company’s subsidiaries, including Mr. Singal’s position as managing director of the Company’s foreign subsidiaries, Radiancy (Israel) Limited and Photo Therapeutics Limited in the United Kingdom.

The foregoing summary of the terms and conditions of the Singal Separation Agreement and the Johnson Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of those documents filed as exhibits to this report, which are incorporated herein by reference.

Appointment of Officers

On December 22, 2017, the Board of Directors of the Company appointed Mr. Vineet P. Bedi as the Chief Executive Officer of the Company and Matthew Stolzar as the Chief Financial Officer and Chief Investment Officer of the Company, effective as of January 2, 2018.

Mr. Bedi, age 35, has over 15 years of experience in real estate investing, private equity, capital markets and public securities investing. Mr. Bedi served as the Founder, Managing Partner and Chief Investment Officer of KRV Capital, LP, an alternative asset management firm investing in real estate and hard assets across the capital structure with a focus on liquid and illiquid deep value investment opportunities. Previously, Mr. Bedi served as a Managing Director and Portfolio Manager at Guggenheim Partners where he managed an opportunistic portfolio in the public and private real estate markets. Prior, Mr. Bedi was a Principal and senior investment professional at High Rise Capital Management, LP, a multi-billion dollar opportunity fund investing in the public and private real estate markets. Mr. Bedi began his career in the investment banking and proprietary trading groups at Bank of America Merrill Lynch and has held senior positions with Carlson Capital, LP, Schonfeld Group Holdings and Booth Park Capital Management, LLC. Mr. Bedi serves as an Adjunct Associate Professor of Finance at the NYU-Stern School of Business. Mr. Bedi is a graduate of the NYU-Stern School of Business and is a CFA Charterholder.

Mr. Stolzar, age 33, has 11 years of experience in finance, including capital markets, real estate private equity and public securities investing. Mr. Stolzar was most recently Head of Research and a Managing Director at KRV Capital, LP, a dedicated real estate securities and hard assets opportunity fund investment adviser, where he focused on deep value investments. Prior to that, he was Head of Research and a Senior Analyst at Pyrrho Capital Management, a global cross-capital structure event driven investment manager, where he focused on hard asset sectors including real estate, financials, energy and mining. Prior to Pyrrho, Mr. Stolzar was an Investment Professional at Och-Ziff Real Estate, where he analyzed and executed real estate private equity and credit transactions across the residential, commercial and hospitality sectors. Mr. Stolzar began his career as an Investment Banking Analyst at Credit Suisse in the Real Estate Group. Mr. Stolzar received his B.A. with Honors in Economics and a Minor in Mathematics from Stanford University and is a holder of the Chartered Financial Analyst® designation.

The newly appointed officers were appointed until their successors are duly elected and qualified. There are no arrangements or understandings between the newly appointed officers and any other persons pursuant to which they were selected as officers. There are no family relationships among the newly appointed officers and our directors or officers. There has been no transaction, nor is there any currently proposed transaction, between any newly appointed officer and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Employment Agreements

On December 22, 2017, the Company entered into employment agreements (the “Employment Agreements”) with Messrs. Bedi and Stolzar (together, the “Executives”). The terms of the Employment Agreements are for a period of three (3) years and automatically renew for additional one (1) years period(s) unless terminated by either the Company or an Executive in writing by notice to such Executive or the Company delivered no fewer than ninety (90) days prior to expiration of the then-applicable term.

Under the Employment Agreements, Messrs. Bedi and Stolzar are entitled to a base salary of $400,000 and $300,000, respectively, per annum, payable in accordance with the Company’s normal payroll practices. An increase within the first year will be considered by the Board of Directors based on the achievement of the first six months of the business plan or the closing of certain funding requirements or of a significant further investment in the Company. Further increases in base salary during the term of the Employment Agreements shall be determined from time to time in the sole discretion of the Board based upon such criteria as they deem relevant, or based on no particular criteria whatsoever. In addition, the Executives are entitled to receive an annual incentive bonus equal to a minimum of fifty percent (50%) of base salary, based upon achieving targets set by the Board for each year, as follows: 25% based on investments, transactions, financings and joint venture relationship targets; 25% based on operating metrics and shareholder return targets; and 50% subjective as determined by the Board. The targets are to be set by the Board within ninety (90) days of receipt and acceptance by the Board of a final business plan for the year from the Executives. The Board may, in its discretion, pay these bonuses, in whole or in part, in cash or in equity of the Company based on the Company’s financial position and cash position at the time of the approval of the bonus(es).

Under the Employment Agreements, the Company also agreed to grant to Messrs. Bedi and Stolzar options to purchase up to 750,000 shares and 400,000 shares of the Company’s Common Stock, respectively, of which the Company agreed to grant 100,000 and 47,800, respectively, on the date of the Employment Agreements. The initial options vest as follows: twenty-five percent (25%) at the end of the first year of the Employment Agreements, twenty-five percent (25%) at the end of the second year of the Employment Agreements, and fifty percent (50%) at the end of the third year of the Employment Agreements, and in accordance with the provisions of the Company’s employee stock option plan(s). The remaining options shall be granted upon approval by the Company’s stockholders of an expansion of the 2005 Employee Stock Option Plan. In the event an Executive is terminated other than for Cause (as defined in the Employment Agreements) by the Company, resigns for Good Reason (as defined in the Employment Agreements), or the Company undergoes a Change of Control (as defined in the Employment Agreements), the Executive shall be entitled to receive the remaining initial options at the time of termination or resignation, or as soon thereafter as is practical; and shall vest in all initial options as of the date of termination or resignation, or the date of issuance, whichever is later.

Under the Employment Agreements, the Company agreed to, within ninety (90) days of receipt and acceptance by the Board of an initial business plan prepared by the Executives in consultation with the Company’s officers and directors, establish a revised Long Term Incentive Plan (“LTIP”) for the Company’s officers and directors. In the case of the Executives, the LTIP shall provide for an incentive bonus equal to a minimum of fifty percent (50%) of the Executives’ base salary on an annual basis. The Company also agreed maintain a directors and officers liability insurance policy in a minimum amount of $5,000,000, which shall provide comprehensive coverage to the Executives.

Pursuant to the Employment Agreements, the Executives and their dependents are entitled to participate in the Company’s healthcare plans, welfare benefit plans, life insurance plans or policies, fringe benefit plans and any qualified or non-qualified retirement plans as in effect from time to time (collectively, the “Employee Benefits”), on the same basis as those benefits are made available to the other senior executives of the Company. They will also be entitled to receive such perquisites as are or have previously been made available to other senior executives of the Company in accordance with Company policies as in effect from time to time. The Executives shall be entitled to reimbursement for reasonable and necessary business expenses incurred by them in the performance of their duties and responsibilities, such expenses to be documented and reimbursed in accordance with the Company’s reimbursement and expenses policies as in effect from time to time. The Executives shall also be entitled to four (4) weeks paid vacation per annum.

An Executive’s employment under the Employment Agreement may be terminated by the Company for Cause, immediately upon the delivery of a notice of termination by the Company to the Executive (except where the Executive is entitled to a cure period under the Employment Agreement, in which case such date of termination shall be upon the expiration of such cure period if such matter constituting Cause is not cured) and shall terminate automatically upon such Executive’s resignation (other than for Good Reason or due to the Executive’s death or disability). If an Executive’s employment is terminated by the Company for Cause, or if the Executive resigns other than for Good Reason, the Executive shall be entitled to receive: (i) any earned but unpaid base salary and/or accrued but unused vacation, and all vested equity; (ii) reimbursement for any unreimbursed business expenses incurred by the Executive in accordance with the Company’s policy prior to the date of termination; and (iii) such Employee Benefits, if any, as to which such Executive may be entitled upon termination of employment under the terms of the plan documents and applicable law.

An Executive’s employment under the Employment Agreement may be terminated by the Company other than for Cause, immediately upon the delivery of a notice of termination by the Company to the Executive and shall terminate automatically and immediately upon the Executive’s resignation for Good Reason at the end of any applicable cure period if the circumstances giving rise to Good Reason are not cured. If an Executive’s employment is terminated by the Company other than for Cause, or if the Executive resigns for Good Reason or because the Company elects not to renew the term of the employment agreement then, in addition to any accrued amounts the Executive shall receive and the Company shall pay to Executive on the date of termination: (i) any earned but unpaid base salary, any accrued but unpaid initial annual cash incentive plan bonus for the fiscal year in which the date of termination occurs (if such bonus has not been paid as of the date of termination), plus an additional twelve (12) months of the Executive’s base salary (other than the case of a Change of Control, in which case the payment shall be an additional eighteen (18) months of annual compensation), together in a lump sum payment; (ii) payment of the full health insurance costs for the Executive and his family under a Company-provided group health plan or otherwise for twelve (12) months following termination by the Company other than for Cause or resignation by Executive for Good Reason (other than the case of a Change of Control, in which case the payment shall be an additional eighteen (18) months); (iii) in the event of (a) termination by the Company other than for Cause, (b) resignation by Executive for Good Reason, or (c) a Change of Control, in addition to the severance payments described above, the Executive shall receive immediate vesting of any then-unvested stock options, restricted stock grants or any and all other equity awards; (iv) reimbursement for any vacation days accrued but unused through the date of termination; (v) reimbursement for any business expenses incurred by the Executive in accordance with the Company’s policy prior to the date of termination but not yet reimbursed by the Company; and (vi) such other Employee Benefits, if any, as to which he may be entitled upon termination of employment under the Employment Agreement.

The foregoing summary of the terms and conditions of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of those documents filed as exhibits to this report, which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock of the Company
10.1	Securities Purchase Agreement, dated December 22, 2017, between the Company and Opportunity Fund I-SS, LLC

10.2	Registration Rights Agreement, dated December 22, 2017, between the Company and Opportunity Fund I-SS, LLC
10.3	Letter Agreement, dated December 22, 2017, among the Company, Opportunity Fund I-SS, LLC, Suneet Singal, First Capital Real Estate Trust Incorporated, First Capital Real Estate Operating Partnership, L.P. and First Capital Real Estate Investments LLC
10.4	Interest Contribution Agreement, dated March 31, 2017, by and among First Capital Real Estate Operating Partnership, L.P., First Capital Real Estate Trust Incorporated, FC Global Realty Operating Partnership, LLC and the Company (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 3, 2017)
10.5	Amendment No. 1 to Interest Contribution Agreement, dated August 3, 2017, among First Capital Real Estate Operating Partnership, L.P., First Capital Real Estate Trust Incorporated, FC Global Realty Operating Partnership, LLC and the Company (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on August 3, 2017)
10.6	Amendment No. 2 to Interest Contribution Agreement, dated October 11, 2017, among First Capital Real Estate Operating Partnership, L.P., First Capital Real Estate Trust Incorporated, FC Global Realty Operating Partnership, LLC and the Company (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on October 18, 2017)
10.7	Amendment No. 3 to Interest Contribution Agreement, dated December 22, 2017, among First Capital Real Estate Operating Partnership, L.P., First Capital Real Estate Trust Incorporated, FC Global Realty Operating Partnership, LLC and the Company
10.8	Secured Convertible Payout Note Due October 12, 2018 issued by the Company to Dolev Rafaeli on October 12, 2017 (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on October 18, 2017)
10.9	Secured Convertible Payout Note Due October 12, 2018 issued by the Company to Dennis M. McGrath on October 12, 2017 (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on October 18, 2017)
10.10	Secured Convertible Payout Note Due October 12, 2018 issued by the Company to Yoav Ben-Dror on October 12, 2017 (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed on October 18, 2017)
10.11	Security Agreement, dated October 12, 2017, by and between the Company and Dolev Rafaeli, Dennis M. McGrath and Yoav Ben-Dror (incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed on October 18, 2017)
10.12	Stock Grant Agreement, dated December 22, 2017, among the Company, Dolev Rafaeli, Dennis M. McGrath and Yoav Ben-Dror
10.13	Registration Rights Agreement, dated December 22, 2017, among the Company, Dolev Rafaeli, Dennis M. McGrath and Yoav Ben-Dror
10.14	Separation Agreement, dated December 22, 2017, between the Company and Suneet Singal
10.15	Separation Agreement, dated December 22, 2017, between the Company and Stephen Johnson
10.16	Employment Agreement, dated December 22, 2017, between the Company and Vineet P. Bedi
10.17	Employment Agreement, dated December 22, 2017, between the Company and Matthew Stolzar

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

FC GLOBAL REALTY INCORPORATED

Date: December 29, 2017	By:	/s/ Suneet Singal
Suneet Singal
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock of the Company
10.1	Securities Purchase Agreement, dated December 22, 2017, between the Company and Opportunity Fund I-SS, LLC
10.2	Registration Rights Agreement, dated December 22, 2017, between the Company and Opportunity Fund I-SS, LLC
10.3	Letter Agreement, dated December 22, 2017, among the Company, Opportunity Fund I-SS, LLC, Suneet Singal, First Capital Real Estate Trust Incorporated, First Capital Real Estate Operating Partnership, L.P. and First Capital Real Estate Investments LLC
10.4	Interest Contribution Agreement, dated March 31, 2017, by and among First Capital Real Estate Operating Partnership, L.P., First Capital Real Estate Trust Incorporated, FC Global Realty Operating Partnership, LLC and the Company (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 3, 2017)
10.5	Amendment No. 1 to Interest Contribution Agreement, dated August 3, 2017, among First Capital Real Estate Operating Partnership, L.P., First Capital Real Estate Trust Incorporated, FC Global Realty Operating Partnership, LLC and the Company (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on August 3, 2017)
10.6	Amendment No. 2 to Interest Contribution Agreement, dated October 11, 2017, among First Capital Real Estate Operating Partnership, L.P., First Capital Real Estate Trust Incorporated, FC Global Realty Operating Partnership, LLC and the Company (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on October 18, 2017)
10.7	Amendment No. 3 to Interest Contribution Agreement, dated December 22, 2017, among First Capital Real Estate Operating Partnership, L.P., First Capital Real Estate Trust Incorporated, FC Global Realty Operating Partnership, LLC and the Company
10.8	Secured Convertible Payout Note Due October 12, 2018 issued by the Company to Dolev Rafaeli on October 12, 2017 (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on October 18, 2017)
10.9	Secured Convertible Payout Note Due October 12, 2018 issued by the Company to Dennis M. McGrath on October 12, 2017 (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on October 18, 2017)
10.10	Secured Convertible Payout Note Due October 12, 2018 issued by the Company to Yoav Ben-Dror on October 12, 2017 (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed on October 18, 2017)
10.11	Security Agreement, dated October 12, 2017, by and between the Company and Dolev Rafaeli, Dennis M. McGrath and Yoav Ben-Dror (incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed on October 18, 2017)
10.12	Stock Grant Agreement, dated December 22, 2017, among the Company, Dolev Rafaeli, Dennis M. McGrath and Yoav Ben-Dror
10.13	Registration Rights Agreement, dated December 22, 2017, among the Company, Dolev Rafaeli, Dennis M. McGrath and Yoav Ben-Dror
10.14	Separation Agreement, dated December 22, 2017, between the Company and Suneet Singal
10.15	Separation Agreement, dated December 22, 2017, between the Company and Stephen Johnson
10.16	Employment Agreement, dated December 22, 2017, between the Company and Vineet P. Bedi

10.17	Employment Agreement, dated December 22, 2017, between the Company and Matthew Stolzar